                                                                    Exhibit 21.1


                         DSC COMMUNICATIONS CORPORATION


            Subsidiaries                                                          Incorporated in
            ------------                                                          ---------------
DSC Communications (Asia Pacific) PTE LTD                                             Singapore
DSC Communications (Cayman) Ltd.                                                    Cayman Islands
DSC Communications (Far East) Limited                                                 Hong Kong
DSC Communications (India) Private Limited                                              India
DSC Communications (Nederland) B.V.                                                      (1)
DSC Communications A/S                                                                 Denmark
DSC Communications Canada Inc.                                                          Canada
DSC Communications de Venezuela S.A.                                                  Venezuela
DSC Communications France S.A.                                                          France
DSC Communications Ireland                                                             Ireland
DSC Communications Ireland Holdings Ltd.                                               Ireland
DSC Communications Italia S.r.l.                                                        Italy
DSC Communications Limited                                                          United Kingdom
DSC Communications Polska Sp.Z.o.o.                                                     Poland
DSC Communications PTY. Ltd.                                                          Australia
DSC Communications Technics Ltd.                                                    United Kingdom
DSC Communications TMN A/S(2)                                                          Denmark
DSC Communications TMN I/S                                                             Denmark
DSC Comunicaciones de Costa Rica, S.A.                                                Costa Rica
DSC Comunicaciones, S.A. de C.V.                                                        Mexico
DSC Finance Corporation                                                                Delaware
DSC Finance PTY Ltd.                                                                  Australia
DSC Global Export Ltd.                                                                 Barbados
DSC International Corporation                                                          Delaware
DSC Japan Inc. (3)                                                                      Japan
DSC Kommunikationsdienste GmbH                                                         Germany
DSC Korea, Inc.                                                                        Delaware
DSC Local Networks (Europe) Limited                                                 United Kingdom
DSC Marketing Services, Inc.                                                           Delaware
DSC of Puerto Rico, Inc.                                                               Delaware
DSC of the Virgin Islands, Inc.                                                     Virgin Islands
DSC Taiwan, Inc.                                                                       Delaware
DSC Telecom Inc.                                                                        Nevada
DSC Telecom L. P.(4)                                                                    Texas
DSC Telecommunications Corporation                                                     Delaware
DSC Telecomunicacoes Ltda.                                                              Brazil
DSC/Celcore Inc.                                                                       Delaware
Fibcom India Limited(5)                                                                 India


--------

(1) Incorporated in The Netherlands and Delaware; name changed in The Netherlands 10/11/96; name change in Delaware in process

(2) Participant in a partnership, TMN Udvikling I/S, with Copenhagen Telephone and Jutland Telephone

(3)  Jointly-owned with Mitsubishi Corporation

(4)  Texas Limited Partnership

(5) Jointly-owned company with Indian Telephone Industries Ltd. and The Industrialisation Fund for Developing Countries